ATTACHMENT A


                                                                                   12 MONTH
                                                                                   EARN-OUT
                                                                                    PERIOD
                                                                                   (3/1/05 -
                                                                                    2/28/06)
                                                                                 -------------

    Net income                                                                   $   3,179,665
    Add back:
       Interest                                                                          6,106
       Depreciation                                                                    895,730
       Amortization                                                                  3,019,207
       Income taxes                                                                    147,202
                                                                                 -------------
    Earnings before interest, taxes, depreciation and                                7,247,910
      amortization (EBITDA)
    Less minimum EBITDA per the purchase agreement                                   5,500,000
                                                                                 -------------

    Excess EBITDA                                                                $   1,747,910
                                                                                 =============

    Excess EBITDA multiplied by 10 per the Purchase
      Agreement                                                                  $  17,479,100
    Less offsets:
       Uncollected February 28, 2006 receivables at
         May 30, 2006                                                                3,680,265
       Receivable from Sellers account balance at
         May 31, 2006                                                                  333,222
       Offset Minimum Allowance per Purchase Agreement      $    (100,000)
       Unrecorded Liability for Discontinued Operation             20,647              (79,353)
                                                            -------------
       Specific Additional Liabilities                                                 421,000
                                                                                 -------------

    Computed Earn-Out                                                            $  13,123,966
                                                                                 =============
